Exhibit 10(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 17 to the Merrill Lynch Principal Protected Trust’s Registration Statement on Form N-1A of our report dated February 25, 2005, except as to the effects of reclassifications of 2004, 2003, and 2002 balances for reportable segments as reflected in Notes 9 and 19 for which the date is July 11, 2005, relating to the financial statements of Bank of America Corporation, Bank of America Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of Bank of America Corporation internal control over financial reporting, which appears in Bank of America Corporation’s Current Report on Form 8-K dated July 12, 2005.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
December 22, 2005